EXHIBIT 10.1

Service Agreement

咨询服务合同

Reference No.(合同编号)：________________

This agreement is signed on 14 August 2019 between Takung Cultural Development (Tianjin) Co. Ltd (“Party A”), a company incorporated in Tianjin China accordance to the Laws and Regulations in People’s Republic of China with registered address at Room 1702,1703, 1706 & 1707 of Hong Jun Building, Bei Chen, Tianjin, China and Fang Mu (“Party B”),

本合同由委托方大恭文化发展（天津）有限公司，一家根据中华人民共和国法令注册成立的公司，注册地址在天津市北辰区红郡大厦2-1-1706/1707 2-1-1706/1707与受托方穆方，于2019年7月31日签订。

Terms and conditions 合同条款；

1. Definition 定义

Unless otherwise stated in the agreement, the following definitions are applied in this agreement

除非合同中另有说明，本合同的下列术语具有以下含义：

(1).“Party A” means Takung Cultural Development (Tianjin) Co. Ltd

“委托方”指方大恭文化发展（天津）有限公司

(2).,“Party B” means Fang Mu

“受托方”指穆方

(3).“Applicable laws ”means effective laws and regulations in the People’s Republic of China;

“适用法律”指在中华人民共和国具有法律效力的法律和其它檔；

(4).“Agreement” means the agreement signed between Party A and Party B;

“合同”指委托方和受委托方之间签订的合同；

(5).“Foreign currency” means any currencies other than Renminbi;

“外国货币”是指任何非人民币的货币；

(6).“Service” means the consultancy services mutually agreed between the two Parties and listed in this agreement;

“服务”指根据双方合同条款中共同商定的服务内容；

2. Applied Laws and Language

合同的适用法律及使用语言

The agreement is prepared in both English and Chinese. If any language disputes are raised shall refer to Chinese explanations.

本合同以中英文两种文字对照书写，但有关本合同的含义及解释以中文为准。

The definitions, clauses, terms and conditions applied in this agreement are governed by the laws and regulations of People’s Republic of China;

本合同及其条款的含义和解释以及合同双方的关系受中华人民共和国法律的制约。

3. Service Scope 服务范畴

Party B is agreed to provide professional consultancy services in below aspects to Party A.

受托方同意向委托方提供以下专业咨询服务；

-	Managing the business operations

管理公司业务营运

-	Providing consulting and services to the clients of the company

为公司客户提供专业意见及服务

-	Administration and human resources management

行政及人事管理

-	Financial and accounting management

财务及会计管理

4.咨询费用的支付 Payment methods

According to the above defined service areas, with reference to the treatment of Party B's previous party A affiliates, the two parties agreed that Party B's consulting service fee was RMB 30000 per month, which was paid by Party A to Party B's designated bank account on a monthly basis. Party B's expenses for al travel, communications, etc. incurred in providing consulting services are borne by Party A. Party B's consulting service fee is after-tax income, and if it needs to be taxed, the corresponding tax will be borne by Party A

根据上述确定的服务范畴,按照受托方之前在委托方关联公司的待遇,双方商定受托方的咨询服务费为每月30000人民币,由委托方按月支付至受托方指定的银行账户内。受托方因提

供咨询服务所发生的一切差旅、通讯等费用由委托方承担。受托方的咨询服务费为税后收入, 需要纳税的,相应税金由委托方承担。

All expenses involved in this contract shall be billed in RMB by bank remittance. All bank charges are borne by Party A. With the consent of Party B, Party A can also entrust others to pay in the appropriate foreign currency. The exchange rate is calculated at the exchange rate on the date of payment.

本合同所涉及的一切费用,采用人民币计价方式,通过银行汇款形式以人民币支付。所有的银行费用由委托方承担。经受托方同意,委托方亦可以委托他人以适当的外国货币支付,汇率以付款当日汇率计。

5. Effectiveness, Completion, Amendment and Termination of the Agreement

修改及终止

The agreement will be effective at 14 August 2019 and will be valid till 13 August 2020. It will be renewed automatically upon due date for 1 year if no objection is raised by any of the Parties

本合同有效期为2019年8月14日起至2020年8 月13日。如果任何一方均无异议, 本合同将在到期日自动延长1年。

During the period, if either Party would like to amend the terms of the agreement, it shall notify the other Party in writing at least 30 days in advance. Upon mutual agreement, the amended terms will be effective once mutually signed

合同期间,如果任何一方有意修改合同条款,应至少提前30个自然日以书面形式告知另一方。经双方协商同意并签署修正文本,修订后的条款生效。

7. Equitable and Credibility 公正和信用

Both Parties agree to give good efforts to ensure the smooth and proper implementation of this agreement. This agreement is expected to be put in action with equitable and no party will do anything which might harm to the other’s interest.

双方同意采取一切合理的措施保证本合同的顺利实施。本合同将在相互间公正实施，任何一方不得做出损害另外一方利益的举动。

8. Dispute solving 争议的解决

Both parties shall give reasonable efforts to solve any disputes raised friendly.

双方应全力友好地解决因本合同而产生的或与本合同有关的一切争议。

If any disputes are not able to be solved by discussion, either Party can raise to Local Arbitration Commission and both parties shall respect to the judgment made by the Commission. Any fees incurred shall be borne by the losing party.

双方之间如不能友好解决因本合同而产生的或与本合同有关的争议，任何一方均可向当地仲裁委员会提请仲裁。仲裁裁决应为双方当事人作为终局裁决接受，对双方均具有约束力。仲裁费用应由败诉方承担。

For and on behalf of Party A(委托方代表)：Takung Cultural Development (Tianjin) Co. Ltd

________________________________________________

/s/ Shuhai Li

Signature and chop

Date(签署日期)：

For and on behalf of Party B(受托方代表)：

________________________________________________

/s/ Fang Mu

Signature and chop

Date(签署日期)：